UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2003

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

                   99      Press Release issued September 18, 2003.

Item 12.      Results of Operations and Financial Condition.

On September 18, 2003 the Registrant issued the press release attached as Exhibit 99 reporting on its results for the quarter ended August 31, 2003.

In the release, the Registrant described a one-time charge involving a $4.3 million write-off of a receivable and described the percentage increase in pre-tax profits before and after that charge and provided a reconciliation. The Registrant believes this information would be useful in comparing prior periods that did not involve such charges.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2003	CINTAS CORPORATION BY: /s/ William C. Gale —————————————— William C. Gale Senior Vice President and Chief Financial Officer